                       CITIZENS EFFINGHAM BANCSHARES, INC.
                             802 South Laurel Street
                           Springfield, Georgia 31329
                                 (912) 754-0754

                                 April 27, 1999


To the Shareholders of Citizens Effingham Bancshares, Inc.:

         You are cordially invited to attend the annual meeting of shareholders of Citizens Effingham Bancshares, Inc. (the "Company") to be held at Citizens Bank of Effingham, 802 South Laurel Street, Springfield, Georgia 31329, on Tuesday, May 18, 1999 at 6:00 p.m. The official Notice of the Meeting and the Proxy Statement of management of the Company accompany this letter.

         The principal business of the meeting will be to elect four persons to serve as directors for a term of three years and to review the operations of the Company and its wholly-owned subsidiary, Citizens Bank of Effingham.

         We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of Common Stock of the Company are represented, either in person or by proxy. Therefore, whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy, and return it to the Company in the envelope provided as soon as possible.

                                    Sincerely,


                                    /s/ Harry H. Shearouse
                                    President and Chief Executive Officer


April 27, 1999

                       CITIZENS EFFINGHAM BANCSHARES, INC.
                             802 South Laurel Street
                           Springfield, Georgia 31329
                                 (912) 754-0754


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1999



To the Shareholders of Citizens Effingham Bancshares, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Citizens Effingham Bancshares, Inc. (the "Company") will be held on Tuesday, May 18, 1999, at 6:00 p.m. at Citizens Bank of Effingham, 802 South Laurel Street, Springfield, Georgia 31329 for the following purposes:

         (1) To elect four persons to serve as directors for a three-year term; and

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 23,1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment.

         To ensure that the greatest number of shareholders will be present either by person or by proxy, we ask that you mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy any time before the proxy is exercised.


                                    By Order of the Board of Directors,


                                    /s/ Harry H. Shearouse
                                    President and Chief Executive Officer


April 27, 1999

                       CITIZENS EFFINGHAM BANCSHARES, INC.
                             802 South Laurel Street
                           Springfield, Georgia 31329
                                 (912) 754-0754


           ----------------------------------------------------------
                     PROXY STATEMENT FOR 1999 ANNUAL MEETING
           ----------------------------------------------------------


                                     VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Effingham Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 1999, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, Citizens Bank of Effingham (the "Bank"), without additional compensation, may solicit proxies in favor of the proposal (discussed below), if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of the Company's common stock, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with the transmittals. The Company will bear the cost of solicitation of proxies for the Annual Meeting.

         This Proxy Statement and the form of proxy are first being mailed to shareholders on or about April 27, 1999. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned but specifications are not made, the proxy will be voted FOR the election of the nominees to the Board of Directors.

         You can revoke your proxy at any time before it is voted by delivering to Harry H. Shearouse, President and Chief Executive Officer of the Company, at the main office of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         The Board of Directors fixed the close of business on April 23, 1999 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting. As of the close of business on the record date, the authorized common stock, $1.00 par value (the "Common Stock"), of the Company consisted of 20,000,000 shares, with 512,000 shares issued and outstanding. Each issued and outstanding share is entitled to one vote. The Articles of Incorporation of the Company authorize the Company to issue 10,000,000 shares of preferred stock, of which no shares are issued and outstanding.

         Directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will not be included in vote totals and will not be considered in determining the outcome of the vote.

        Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.


                        DIRECTORS AND EXECUTIVE OFFICERS

                              ELECTION OF DIRECTORS

         The Board recommends that the shareholders elect the nominees identified below as Director Nominees. The Company's Articles of Incorporation provide that the Board of Directors of the Company will be divided into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The following table sets forth for each nominee and each continuing director: (a) his or her name, (b) his or her age at December 31, 1998, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company, and (e) his or her principal occupation and recent business experience.


                           CLASS I - DIRECTOR NOMINEES
                        For Three-Year Term Expiring 2002

                                                                          POSITION WITH THE COMPANY
NAME (AGE)                                      DIRECTOR SINCE            AND BUSINESS EXPERIENCE
----------                                      --------------            -----------------------
Jon G. Burns (46)                                    1997                 Owner and Operator of B&S Feed and Farm
                                                                          Supply

Charles E. Hartzog (62)                              1997                 Retired Banker

Philip M. Heidt (50)                                 1997                 Owner of Heidt Real Estate Services, Inc.,
                                                                          which operates Century 21/Heidt Realty

W. Harvey Kieffer (56)                               1997                 Owner and Operator of Kieffer Carter
                                                                          Construction Company

                         CLASS II - CONTINUING DIRECTORS
                               Term Expiring 2000

                                                                          POSITION WITH THE COMPANY
NAME (AGE)                                      DIRECTOR SINCE            AND BUSINESS EXPERIENCE
----------                                      --------------            -----------------------
Harry H. Shearouse* (52)                             1997                 President, Chief Executive Officer of the
                                                                          Company and President of the Bank

C. Murray Kight (66)                                 1997                 Real Estate Developer

Thomas C. Strickland, Jr. (56)                       1997                 Owner and Operator of Strickland Funeral
                                                                          Home, Inc. and Real Estate Developer

Mariben M. Thompson (58)                             1997                 Real Estate and Diversified Investor


                        CLASS III - CONTINUING DIRECTORS
                               Term Expiring 2001

                                                                          POSITION WITH THE COMPANY
NAME (AGE)                                      DIRECTOR SINCE            AND BUSINESS EXPERIENCE
----------                                      --------------            -----------------------
Thomas O. Triplett, Sr. (63)                         1997                 Retired Banker and Former Legislator

J. Terrell Webb (68)                                 1997                 Retired Pharmacist

H. Mitchell Weitman (52)                             1997                 Owner and Operator of Weitman Pharmacy, Inc.

Wendel H. Wilson (54)                                1997                 Certified Public Accountant, Managing
                                                                          Partner of Wilson & Kessler, C.P.A.

------------------

*Mr. Shearouse served as Vice President of First National Bank of Effingham from
 1992 until 1997. Mr. Shearouse is the only executive officer of the Company.


            SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of April 23, 1999 by each director of the Company and all executive officers and directors as a group. As of April 23, 1999, the Company did not have any shareholders who beneficially owned more than 5% of the shares of the Company's outstanding Common Stock. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares.

         Information relating to beneficial ownership of the Company is based upon "beneficial ownership" concepts described in rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" or "investment power." Voting power includes the power to vote or direct the voting of the security, and investment power includes the power to dispose of or to direct the disposition



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of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.

                                                                                                PERCENT
            NAME AND ADDRESS                         NUMBER OF SHARES                          OF CLASS
            ----------------                         ----------------                          --------
(A)  DIRECTORS
Jon G. Burns                                             20,000 (1)                             3.91%
5829 Clyo Kildare Road
Newington, GA  30446

Charles E. Hartzog                                       12,500                                 2.44%
P. O. Box 433
Springfield, GA  31329

Philip M. Heidt                                           8,350 (2)                             1.63%
2954 Springfield Egypt Road
Springfield, GA  31329

W. Harvey Kieffer                                         7,500                                 1.46%
308 Merion Road
Rincon, GA  31326

C. Murray Kight                                          20,000                                 3.91%
P. O. Box 323
Springfield, GA  31329

Harry H. Shearouse (3)                                   10,000                                 1.95%
610 Stillwell Road
Springfield, GA  31329

Thomas C. Strickland, Jr.                                16,850 (4)                             3.29%
P. O. Box 295
Springfield, GA  31329

Mariben M. Thompson                                       5,000                                 0.98%
P. O. Box 129
Guyton, GA  31312

Thomas O. Triplett, Sr.                                   5,000                                 0.98%
400 Lake Tomacheechee Drive
Rincon, GA  31326

J. Terrell Webb                                          20,000                                 3.91%
904 North Ash Street
Springfield, GA  31329

                                                                                                PERCENT
            NAME AND ADDRESS                         NUMBER OF SHARES                          OF CLASS
            ----------------                         ----------------                          --------
H. Mitchell Weitman                                       5,000                                 0.98%
P. O. Box 188
Springfield, GA  31329

Wendel H. Wilson                                         10,000                                 1.95%
930 Old Dixie Highway
Springfield, GA  31329

(B)  ALL DIRECTORS AND EXECUTIVE                        140,200                                27.38%
OFFICERS, AS A GROUP (12 PERSONS)

-------------------------

(1) Consists of (i) 15,000 shares owned directly by Mr. Burns and (ii) 5,000 shares owned by Mr. Burns' children as to which beneficial ownership is shared.

(2) Consists of (i) 7,500 shares owned directly by Mr. Heidt and (ii) 850 shares held by Mr. Heidt's spouse as to which beneficial ownership is shared.

(3)      Mr. Shearouse is the only executive officer of the Company.

(4) Consists of (i) 3,850 shares owned directly by Mr. Strickland, (ii) 6,950 shares held in an IRA account for the benefit of Mr. Strickland,
         (iii) 1,050 shares held in a profit sharing plan for the benefit of Mr. Strickland, (iv) 1,300 shares held by Mr. Strickland's spouse as to which beneficial ownership is shared, (v) 270 shares held in an IRA account for the benefit of Mr. Strickland's spouse as to which beneficial ownership is shared, and (vi) 3,430 shares held in a profit sharing plan for the benefit of Mr. Strickland's spouse as to which beneficial ownership is shared.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers may have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank. Additionally, these transactions are approved by a majority of the directors, including a majority of the disinterested directors.

         On August 7, 1997, Century 21/Heidt Realty, a Georgia general partnership, comprised of directors Philip M. Heidt, W. Harvey Kieffer, C. Murray Kight and Thomas C. Strickland, Jr., entered into a contract with the Citizens Effingham Partnership (the predecessor to the Company) to sell the parcel of land upon which the Rincon branch is located. Two independent appraisals of the parcel, one by Coastal Area Appraisal Services dated June 23, 1997 and the other by Johnnie Ganem Realty &

Appraisal Co. dated July 18, 1997, each valued the parcel at $225,000, the price for which the land was sold. Century 21/Heidt Realty made no real estate commission on the sale.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected the accounting firm of Thigpen Jones & Seaton CPA to serve as auditors for the Company for the current year. The firm of Thigpen Jones & Seaton CPA also served as the Company's auditors since 1997. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.


                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

         If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.


April 27, 1999

                       CITIZENS EFFINGHAM BANCSHARES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 18, 1999

        The undersigned hereby appoints Harry H. Shearouse or C. Murray Kight or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Citizens Effingham Bancshares, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the main office of Citizens Bank of Effingham, located at 802 South Laurel Street, Springfield, Georgia 31329 and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL: To elect the four (4) persons listed below to serve as directors of the Company for a term of three years:

               Jon G. Burns                                            Philip M. Heidt
               Charles E. Hartzog                                      W. Harvey Kieffer

          [ ]  FOR all nominees listed above (except as          [ ]   WITHHOLD authority to vote for all nominees
               indicated below)                                        listed above

INSTRUCTION: To withhold authority for any individual nominee, mark "FOR" above and write the nominee's name in this space
--------------------------------------------------------------------------------

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
         BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY
                IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

                   DISCRETIONARY AUTHORITY IS HEREBY CONFERRED
                     AS TO ALL OTHER MATTERS WHICH MAY COME
                           BEFORE THE ANNUAL MEETING.

         If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.

                                    --------------------------------------------
                                    Signature(s) of Shareholder(s)

[LABEL]                             --------------------------------------------
                                    Name(s) of Shareholders(s)

                                    Date:                                 , 1999
                                         ---------------------------------
                                           (Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

 I WILL __________ WILL NOT __________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE